UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2023

Emmaus Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35527	87-0419387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 214-0065

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Shares

On January 11, 2023, Emmaus Life Sciences, Inc. (“we,” “us,” “our,” “Emmaus” or the “company”) issued five-year warrants to purchase up to 250,000 shares of our common stock at an exercise price of $0.50 a share, subject to adjustment in the event of a stock split, reverse stock split and similar events, to each of two individuals in exchange for consulting services rendered to the company.

On January 18, 2023, one of our directors loaned us $1 million in exchange for a convertible promissory note of the company in the principal amount of $1 million. The convertible promissory note is due on demand after one year from the date of issuance until two years from such date, bears interest at the annual rate of 10%, payable quarterly, and is convertible at the option of the holder into shares of our common stock at a conversion rate of $0.50 a share, or 2,000,000 shares, subject to adjustment in the event of a stock split, reverse stock split and similar events.

On January 27, 2023, we issued a five-year warrant to purchase 500,000 shares of our common stock at an exercise price of $0.47 a share, subject to adjustment in the event of a stock split, reverse stock split and similar events, to a consulting firm in exchange for consulting services rendered to the company. The warrant shares, together with the shares underlying the warrants and the convertible promissory note described above, constitute approximately 6% of the number of shares of common stock outstanding prior to the issuance of the warrants and the convertible promissory note.

The foregoing is a summary of the material terms of the warrants and the convertible promissory note and is not complete. The summary is qualified by reference to the terms and provisions of the respective warrants and the convertible promissory note, copies of which are filed as exhibits to this Current Report.

The foregoing warrants and convertible promissory note were issued without registration under the Securities Act of 1933, as amended, in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), for transactions not involving a public offering. The warrants were issued separately to a single consulting firm and two individuals, and the convertible promissory note was issued to a single director of the company and accredited investor, in unrelated, privately negotiated transactions not involving a general solicitation or advertising.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

See the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2023	Emmaus Life Sciences, Inc.

	By:	/s/ YASUSHI NAGASAKI
		Name:	Yasushi Nagasaki.
		Title:	Chief Financial Officer

INDEX TO EXHIBITS

The following exhibits are filed with or incorporated by reference in this Report:

Exhibit Number	Description
4.1	Form of Common Stock Purchase Warrants dated January 11, 2023
4.2	Convertible Promissory Note dated January 18, 2023
4.3	Common Stock Purchase Warrant dated January 27, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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